Exhibit (a)(1)(v)

OFFER TO PURCHASE FOR CASH

BY

ITEX CORPORATION

OF

UP TO 750,000 SHARES OF ITS COMMON STOCK

AT A PURCHASE PRICE OF $4.00 PER SHARE

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK CITY TIME, ON April 15, 2015, UNLESS THE TENDER OFFER IS EXTENDED.

March 16, 2015

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated March 16, 2015, and the related Letter of Transmittal, in connection with the tender offer by ITEX Corporation, a Nevada corporation (“ITEX”), to purchase up to 750,000 shares of its common stock, par value $0.01 per share, at a purchase price of $4.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer.

Only shares properly tendered and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the tender offer, including the “odd lot” priority, proration and conditional tender provisions thereof. Shares tendered but not purchased pursuant to the tender offer will be returned at ITEX’s expense promptly after the expiration date. ITEX reserves the right, in its sole discretion, to purchase more than 750,000 shares in the tender offer, subject to applicable law. See Section 1 of the Offer to Purchase.

If the number of shares properly tendered and not properly withdrawn prior to the expiration date is fewer than or equal to 750,000 shares, or such greater number of shares as ITEX may elect to purchase, subject to applicable law, ITEX will, upon the terms and subject to the conditions of the tender offer, purchase all such shares.

Upon the terms and subject to the conditions of the tender offer, if greater than 750,000 shares, or such greater number of shares as ITEX may elect to purchase, subject to applicable law, have been properly tendered and not properly withdrawn prior to the expiration date, ITEX will purchase properly tendered shares on the following basis. First, ITEX will purchase all shares properly tendered and not properly withdrawn prior to the expiration date by any “odd lot” holder (a stockholder who owns beneficially or of record an aggregate of fewer than 100 shares) who (a) tenders all shares owned beneficially or of record by that odd lot holder (tenders of fewer than all the shares owned by that odd lot holder will not qualify for this preference) and (b) completes the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. Second, after the purchase of all of the shares tendered by odd lot holders, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, ITEX will purchase all other shares properly tendered and not properly withdrawn prior to the expiration date, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional shares, until ITEX has purchased 750,000 shares (or such greater number of shares as ITEX may elect to purchase). Third, only if necessary to permit ITEX to purchase 750,000 shares (or such greater number of shares as ITEX may elect to purchase), ITEX will purchase shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn prior to the expiration date, by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account upon the terms and subject to the conditions of the tender offer.

We call your attention to the following:

1.  The purchase price in the tender offer is $4.00 per share, net to you in cash, without interest.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.  The tender offer is not conditioned upon obtaining financing or any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

4. The tender offer and withdrawal rights with respect to the tender offer will expire at Midnight (one minute after 11:59 p.m.), New York City time, on April 15, 2015, unless the tender offer is extended.

5. The tender offer is for 750,000 shares of common stock, constituting approximately 26.1% of ITEX’s outstanding common stock as of March 16, 2015.

6.  Tendering stockholders who are registered stockholders or who tender their shares directly to OTR, Inc., the Depositary for the tender offer, will not be obligated to pay any brokerage commissions, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of shares to ITEX pursuant to the tender offer.

7. If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares and check the box captioned “Odd Lots” in the attached Instruction Form, ITEX, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

8. If you wish to condition your tender on all or a minimum number of your shares being purchased by ITEX, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form. If, because of proration, the minimum number of shares designated will not be purchased, ITEX may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares of common stock and checked the box so indicating.

9. The ITEX board of directors has approved the tender offer. However, neither ITEX, its board of directors, nor the Depositary makes any recommendation to you as to whether to tender or refrain from tendering any shares. You should carefully evaluate all information in the Offer to Purchase and the related Letter of Transmittal, should consult with your own financial and tax advisors, and should make your own decisions about whether to tender shares, and, if so, how many shares to tender.

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10. The following directors and executive officers of ITEX have indicated their non-binding intention to tender up to the following number of shares in the tender offer: Eric Best, a director, up to 6,000 shares; John Wade, a director and ITEX’s Chief Financial Officer, up to 16,000 shares; and Steven White, ITEX’s Chairman of the Board of Directors and Chief Executive Officer, up to 75,000 shares. The Lion Fund, LP, which beneficially owns approximately 11.9% of the shares outstanding, has not indicated to ITEX whether it intends to tender shares pursuant to the tender offer. There can be no assurance that the persons described above will in fact tender the number of shares indicated, nor can there be assurance that the Lion Fund, LP will not decide to tender any or all of its shares. In the event that the Lion Fund, LP tenders all or a substantial portion of its shares, the likelihood of proration of the shares tendered by all stockholders in the tender offer is significantly increased. See Sections 1 and 11 of the Offer to Purchase.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form as promptly as possible. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration date of the tender offer. Please note that the tender offer and withdrawal rights will expire at midnight (one minute after 11:59 p.m.), New York City time, on April 15, 2015, unless ITEX extends the offer.

The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any U.S. jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the applicable laws of such jurisdiction.

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INSTRUCTION FORM WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

BY

ITEX CORPORATION

OF

UP TO 750,000 SHARES OF ITS COMMON STOCK

AT A PURCHASE PRICE OF $4.00 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 16, 2015, and the related Letter of Transmittal, in connection with the tender offer by ITEX Corporation, a Nevada corporation (“ITEX”), to purchase up to 750,000 shares of its common stock, par value $0.01 per share, at a purchase price of $4.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer.

The undersigned hereby instruct(s) you to tender to ITEX the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the tender offer.

Number of shares to be tendered by you for the account of the undersigned:

_____________           shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

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ODD LOTS

(See Instruction 14 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐

is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered pursuant to this Instruction Form must be purchased if any shares tendered are purchased from such stockholder, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any stockholder desiring to make a conditional tender must so indicate by checking the box below. Unless the minimum number of shares indicated below is purchased by ITEX in the tender offer, none of the shares tendered by such stockholder will be purchased. It is the stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased. Unless this box has been checked and a minimum specified, the stockholder’s tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from the undersigned, if any are purchased from the undersigned, is: ________________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, ITEX may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure delivery.

Account Number(s): ____________________________________________________________________

Signature(s): __________________________________________________________________________

Name(s): _____________________________________________________________________________

(Please Print)

Address(es): __________________________________________________________________________

(Including Zip Code)

Area Code and Telephone Number: _______________________________________________________

Taxpayer Identification or Social Security Number(s): __________________________________________

Dated:                               , 2015

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